Exhibit 10.12

IGC PHARMA, INC.

10224 Falls Road, Potomac, Maryland 20854

October 22, 2026

Ms. Claudia Grimaldi

5903 Barbados Place, Unit 201

North Bethesda, MD 20852

Re: Clarification to Agreement dated June 30, 2026

Dear Claudia,

This letter clarifies certain portions of the Agreement dated June 30, 2026, between IGC Pharma, Inc. (the “Company”) and Ms. Claudia Grimaldi (the “Agreement”). The specific clarifications are as follows:

1. The Agreement is clarified to reflect an exchange. The Company is issuing shares of its common stock to Ms. Claudia Grimaldi in exchange for the outstanding loan owed by the Company to you.

2. The amount of the loan made by you to the Company is $281,203. In exchange for the cancellation and satisfaction of that loan in full, the Company will issue 1,041,493 shares of common stock at an exchange price of $0.27 per share (the closing price on June 30, 2026, as published on Yahoo Finance, rounded down to the nearest whole share).

3. The issued shares shall be restricted securities. They have not been registered under the Securities Act of 1933 and may not be sold except pursuant to an effective registration statement or an available exemption from registration. The DRS will bear a customary restrictive legend.

Please confirm your agreement by signing below.

Sincerely,

IGC PHARMA, INC.

By:	/s/ Rohit Goel
Name:	Rohit Goel, MBA, US-CPA
Title:	Director of Finance and Principal Accounting Officer

/s/ Claudia Grimaldi
Claudia Grimaldi, in her individual capacity

Date: Oct 26 2026

IGC PHARMA, INC.

10224 Falls Road, Potomac, Maryland 20854

October 22, 2026

Mr. Ram Mukunda

8909 Tuckerman Lane

Potomac MD-20854

Re: Clarification to Agreement dated June 30, 2026

Dear Ram,

This letter clarifies certain portions of the Agreement dated June 30, 2026, between IGC Pharma, Inc. (the “Company”) and Mr. Ram Mukunda (the “Agreement”). The specific clarifications are as follows:

1. The Agreement is clarified to reflect an exchange. The Company is issuing shares of its common stock to Mr. Ram Mukunda in exchange for the outstanding loan owed by the Company to you.

2. The amount of the loan made by you to the Company is $286,540. In exchange for the cancellation and satisfaction of that loan in full, the Company will issue 1,061,260 shares of common stock at an exchange price of $0.27 per share (the closing price on June 30, 2026, as published on Yahoo Finance, rounded down to the nearest whole share).

3. The issued shares shall be restricted securities. They have not been registered under the Securities Act of 1933 and may not be sold except pursuant to an effective registration statement or an available exemption from registration. The DRS will bear a customary restrictive legend.

Please confirm your agreement by signing below.

Sincerely,

IGC PHARMA, INC.

By:	/s/ Rohit Goel
Name:	Rohit Goel, MBA, US-CPA
Title:	Director of Finance and Principal Accounting Officer

/s/ Ram Mukunda
Ram Mukunda, in his individual capacity

Date: Oct 22 2026